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                                                                     EXHIBIT 4.6

Series A-1 Preferred Number 1                                      Shares 34,000

                              GLIMCHER REALTY TRUST
                         a Real Estate Investment Trust
                 Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT Partnership Acquisition Trust II, a Delaware business trust is the owner of Thirty-Four Thousand (34,000) fully paid and nonassessable Series A-1 Convertible Preferred Shares of Beneficial Interest of

                              GLIMCHER REALTY TRUST

(the "Trust") transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the Shares represented hereby are issued and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in Exhibit 1 of the Articles Supplementary Clarifying and Designating 40,000 Shares of Beneficial Interest as Shares of Series A-1 Convertible Preferred Beneficial Interests.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed this ____ day of November, 1997.


__________________________________      __________________________________(SEAL)
George A. Schmidt, Secretary            David J. Glimcher, President


The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which in the opinion of counsel (who may be inside counsel of the holder of these securities) reasonably satisfactory to GRT, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

The trust will furnish to any stockholder, upon request and without charge, a full statement regarding: (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Trust is authorized to issue; (ii) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; (iii) the authority of the Board of Trustees to set the relative


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rights and preferences of subsequent series; and (iv) restrictions on transferability.


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